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                                                                    Exhibit 99.1

  PRESS RELEASE                                       FOR IMMEDIATE RELEASE
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              TRACTOR SUPPLY COMPANY REPORTS SECOND QUARTER RESULTS
                    ~ SECOND QUARTER EARNINGS INCREASE 15% ~
                        ~ SAME-STORE SALES INCREASE 10% ~
                     ~ COMPANY UPDATES FULL YEAR GUIDANCE ~
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Nashville, Tennessee, July 12, 2004 - Tractor Supply Company (NASDAQ: TSCO), the
largest retail farm and ranch store chain in the United States, today announced the financial results for its second fiscal quarter and six months ended June
26, 2004.

SECOND QUARTER RESULTS
Net income for the quarter was $31.4 million, or $0.75 per diluted share, compared to $27.4 million, or $0.68 per diluted share for the comparable quarter in 2003.

Net sales for the quarter increased 17.0% to $525.9 million from $449.4 million last year. Same-store sales increased 10.0%, versus last year's 1.2% gain. The Company's same-store sales were strong in all regions and across all product lines with equine, animal and pet products representing the strongest category.

Gross margin increased 20 basis points to 30.5%. The margin improvement is a result of increased year-over-year selling prices, lower merchandise costs in some categories and favorable sales mix changes partially offset by an increase in freight costs and a $1.6 million LIFO inventory charge. Increased costs of steel products and grain-based feeds were passed through in increased selling prices. Selling, general and administrative expenses increased 50 basis points to 19.9% of sales, primarily as a result of increased spending on long-term growth initiatives including distribution capacity, supply chain technology and people development.

During the second quarter, the Company opened 12 new stores and relocated five stores compared to 13 new store openings and three relocations in the second quarter of 2003.

"During the second quarter, Tractor Supply drove significant growth and we continued to strengthen and expand our entire business," said Joe Scarlett, Chairman and Chief Executive Officer. "Same-store equine, animal and pet product sales for the quarter were up 14.7% over the second quarter of last year, an increase that reflects the Company's on-going progress in developing this traffic driving business niche. In addition to this and other merchandising programs, we continue to see positive benefits from our initiatives to build a solid foundation for continued success. For example, we began construction of our distribution center in Hagerstown, Maryland, which will support our expansion in the Northeast, continued to refine our supply chain and developed programs to take time, cost and complexity out of our stores."

FIRST HALF RESULTS
Net income for the first six months of fiscal 2004 was $35.2 million, or $0.84 per diluted share, compared to net income of $27.5 million, or $0.69 per diluted share, in the prior year period. (The results of fiscal 2003 included an after-tax charge of $1.9 million, or $0.05 per diluted share, related to the adoption of new accounting guidance for vendor allowances that requires retailers to recognize, as a reduction of product cost, any consideration given by a vendor to a retailer in connection with the purchase of the vendor's products or the promotion of sales of the vendor's products by the retailer.)

For the first six months of fiscal 2004, net sales increased 18.4% to $856.5 million and same-store sales increased 10.9%, versus last year's 2.1% gain. Gross margin in the first six months increased 30 basis points to 30.3%. As a result of the previously discussed spending for long-term growth, selling, general and administrative expenses as a percent of sales increased 30 basis points to 22.3%. The gross margin improvement, combined with the additional SG&A, netted a year-to-date bottom-line performance that was in line with the Company's expectations.

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                                                                    Exhibit 99.1


During the first six months, the Company opened a total of 25 new stores and relocated eight stores, compared to 25 new store openings in the prior year period with five store relocations. During the balance of fiscal 2004, the Company plans approximately 27 additional new store openings and approximately 12 store relocations.

COMPANY OUTLOOK
In line with prior guidance, the Company continues to expect full year net sales to range between approximately $1,695 and $1,715 million, an increase of 15.1% to 16.4% over fiscal 2003. Full year net income, excluding the estimated $2.0 million after-tax charge for the consolidation and relocation of the Company's store support center, is expected to range between approximately $70.1 and $71.7 million, or $1.67 to $1.71 per diluted share. Including the estimated $2.0 million after-tax charge, net income is expected to range between approximately $68.1 and $69.7 million, or $1.62 to $1.66 per diluted share, compared to $56.5 million, or $1.40 per diluted share, in fiscal 2003. (The results of fiscal 2003 included an after-tax charge of $1.9 million, or $0.05 per diluted share, related to the adoption of new accounting guidance discussed above.)

For the third quarter of 2004, the Company currently anticipates net sales in the $390 to $400 million range. Excluding an estimated $2.0 million after-tax charge for the consolidation and relocation of the Company's store support center, the Company currently anticipates third quarter net income between $11.0 and $12.4 million, or $0.26 to $0.29 per diluted share. This compares to 2003 third quarter net income of $12.1 million, or $0.30 per diluted share. Including the aforementioned charge, net income is anticipated to be in the range of $9.0 to $10.4 million, or $0.21 to $0.24 per diluted share, for the fiscal 2004 third quarter.

"Our third quarter outlook is based on continued activities to drive long term shareholder value. In addition to our store support center relocation, we will be making significant sales driving changes in our stores designed to benefit the fourth quarter and beyond. We will also open approximately 20 new stores in the quarter and continue construction on our North East and Pendleton distribution centers," Mr. Scarlett concluded. "The initiatives we've put in place over the past several years have demonstrated their power to drive profitable growth over the long term, and we are making meaningful progress on a number of new programs that can help us ensure our positive progress continues well into the future."

At June 26, 2004, Tractor Supply Company operated 487 stores in 31 states, focused on supplying the lifestyle needs of recreational farmers and ranchers. The Company also serves the maintenance needs of those who enjoy the rural lifestyle, as well as tradesmen and small businesses. Stores are located in towns outlying major metropolitan markets and in rural communities. The Company offers the following comprehensive selection of merchandise: (1) equine, animal and pet products, including everything necessary for their health, care, growth and containment; (2) maintenance products for agricultural and rural use; (3) hardware and tool products; (4) seasonal products, including lawn and garden power equipment; (5) truck, trailer and towing products; and (6) work clothing for the entire family.

Tractor Supply Company will be hosting a conference call at 9 a.m. Eastern Time on July 13, 2004 to further discuss the quarterly results. The call will be simultaneously broadcast over the Internet on the Company's homepage at WWW.MYTSCSTORE.COM and can be accessed under the subheading "INVESTOR RELATIONS."


FOOTNOTES:
o ALL COMPARISONS TO PRIOR PERIODS ARE TO THE RESPECTIVE PERIOD OF THE PRIOR FISCAL YEAR UNLESS THE CONTEXT SPECIFICALLY INDICATES OTHERWISE.
o THE 2003 RESULTS OF OPERATIONS AND FINANCIAL POSITION ARE PRESENTED AS IF THE TWO-FOR-ONE STOCK SPLIT EFFECTIVE IN AUGUST 2003 HAD OCCURRED PRIOR TO THE BEGINNING OF THE RELATED PERIOD.
o AS WITH ANY BUSINESS, ALL PHASES OF THE COMPANY'S OPERATIONS ARE SUBJECT TO INFLUENCES OUTSIDE ITS CONTROL. THIS INFORMATION CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING ESTIMATED RESULTS OF OPERATIONS IN FUTURE PERIODS. THESE STATEMENTS INCLUDE REFERENCE TO CERTAIN FACTORS, ANY ONE, OR A COMBINATION, OF WHICH COULD MATERIALLY AFFECT THE RESULTS OF THE COMPANY'S OPERATIONS. THESE FACTORS INCLUDE GENERAL ECONOMIC CYCLES AFFECTING CONSUMER SPENDING, WEATHER FACTORS, OPERATING FACTORS AFFECTING CUSTOMER SATISFACTION, CONSUMER DEBT LEVELS, PRICING AND OTHER COMPETITIVE FACTORS, THE ABILITY TO ATTRACT, TRAIN AND RETAIN QUALIFIED EMPLOYEES, THE ABILITY TO IDENTIFY SUITABLE LOCATIONS AND NEGOTIATE FAVORABLE LEASE AGREEMENTS ON NEW AND RELOCATED STORES, THE TIMING AND ACCEPTANCE OF NEW PRODUCTS IN THE STORES, THE MIX OF GOODS SOLD, THE CONTINUED AVAILABILITY OF FAVORABLE CREDIT SOURCES, CAPITAL MARKET CONDITIONS IN GENERAL AND THE SEASONALITY OF THE COMPANY'S BUSINESS. FORWARD-LOOKING STATEMENTS MADE BY OR ON BEHALF OF THE COMPANY ARE BASED ON KNOWLEDGE OF ITS BUSINESS AND THE ENVIRONMENT IN WHICH IT OPERATES, BUT BECAUSE OF THE FACTORS LISTED ABOVE, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE REFLECTED BY ANY FORWARD-LOOKING STATEMENTS. CONSEQUENTLY, ALL

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                                                                    Exhibit 99.1


OF THE FORWARD-LOOKING STATEMENTS MADE ARE QUALIFIED BY THESE CAUTIONARY STATEMENTS AND THERE CAN BE NO ASSURANCE THAT THE ACTUAL RESULTS OR DEVELOPMENTS ANTICIPATED BY THE COMPANY WILL BE REALIZED OR, EVEN IF SUBSTANTIALLY REALIZED, THAT THEY WILL HAVE THE EXPECTED CONSEQUENCES TO OR EFFECTS ON THE COMPANY OR ITS BUSINESS AND OPERATIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

                          (FINANCIAL TABLES TO FOLLOW)

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                                                                                                        Exhibit 99.1


                                                RESULTS OF OPERATIONS
                                               ---------------------
                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                            SECOND QUARTER ENDED                          SIX MONTHS ENDED
                                    ------------------------------------        ------------------------------------
                                      JUNE 26, 2004      JUNE 28, 2003            JUNE 26, 2004      JUNE 28, 2003
                                    -----------------  ------------------       -----------------  -----------------
                                                 (UNAUDITED)                                 (UNAUDITED)
                                                % of                % of                    % of               % of
                                                Sales               Sales                   Sales              Sales
                                                -----               -----                   -----              -----

Net sales                           $525,919   100.0%   $449,391   100.0%       $856,473   100.0%   $723,151   100.0%
Cost of merchandise sold             365,376    69.5     313,099    69.7         596,761    69.7     506,062    70.0
                                    --------   -----    --------   -----        --------   -----    --------   -----
   Gross margin                      160,543    30.5     136,292    30.3         259,712    30.3     217,089    30.0
Selling, general and
  administrative expenses            104,606    19.9      87,356    19.4         191,497    22.3     159,494    22.0
Depreciation and amortization          6,114     1.1       4,750     1.1          11,917     1.4       9,204     1.3
                                    --------   -----    --------   -----        --------   -----    --------   -----
   Income from operations             49,823     9.5      44,186     9.8          56,298     6.6      48,391     6.7
Interest expense, net                    190      --         941     0.2             571     0.1       1,951     0.3
                                    --------   -----    --------   -----        --------   -----    --------   -----
Income before income taxes and
 cumulative effect of accounting
 change                               49,633     9.5      43,245     9.6          55,727     6.5      46,440     6.4
Income tax provision                  18,257     3.5      15,858     3.5          20,530     2.4      17,040     2.3
                                    --------   -----    --------   -----        --------   -----    --------   -----
Net income before cumulative
 effect of accounting change          31,376     6.0      27,387     6.1          35,197     4.1      29,400     4.1
Cumulative effect of accounting
 change, net of tax                       --      --          --      --              --      --      (1,888)    0.3
Net income                          $ 31,376     6.0%   $ 27,387     6.1%       $ 35,197     4.1%   $ 27,512     3.8%
                                    ========   =====    ========   =====        ========   =====    ========   =====

Net income per share, before
 cumulative effect of accounting change:
       Basic                        $   0.82           $    0.74                $   0.93            $   0.80
       Diluted                      $   0.75           $    0.68                $   0.84            $   0.74

Net income per share, including
 cumulative effect of accounting change:
       Basic                        $   0.82           $    0.74                $   0.93            $   0.74
       Diluted                      $   0.75           $    0.68                $   0.84            $   0.69

Weighted average shares
 outstanding (000's):
       Basic                          38,213              37,078                  38,021              36,848
       Diluted                        41,845              40,111                  41,828              39,915
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                                                                                                Exhibit 99.1
                                                BALANCE SHEET
                                                -------------
                                                (IN THOUSANDS)

                                                                            JUNE 26,               JUNE 28,
                                                                              2004                   2003
                                                                           ---------------------------------
                                                                                     (UNAUDITED)
                          ASSETS
Current assets:
    Cash and cash equivalents                                              $   66,421             $   17,832
    Inventories                                                               407,050                355,161
    Prepaid expenses and other current assets                                  23,507                 19,447
    Assets held for sale                                                        2,472                  2,949
    Deferred income taxes                                                       7,467                  7,462
                                                                           ----------             ----------
         Total current assets                                                 506,917                402,851

Property and equipment, net                                                   172,564                130,663
Other assets                                                                    4,234                  2,635
                                                                           ----------             ----------

TOTAL ASSETS                                                               $  683,715             $  536,149
                                                                           ==========             ==========



         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                       $  237,732             $  189,997
    Accrued expenses                                                           85,162                 60,934
    Current maturities of long-term debt                                           --                  2,142
    Current portion of capital lease obligations                                  339                    340
    Other current liabilities                                                      --                    676
                                                                           ----------             ----------
         Total current liabilities                                            323,233                254,089

Revolving credit loan                                                              --                  9,947
Other long-term debt                                                               --                  2,323
Capital lease obligations                                                       1,630                  1,993
Deferred income taxes                                                           8,879                  1,584
Other long-term liabilities                                                     5,528                  2,346

Stockholders' equity:
    Common stock                                                                  306                    298
    Additional paid-in capital                                                 75,940                 59,965
    Retained earnings                                                         268,199                204,013
    Accumulated other comprehensive loss                                           --                   (409)
                                                                           ----------             -----------
         Total stockholders' equity                                           344,445                263,867
                                                                           ----------             ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $  683,715             $  536,149
                                                                           ==========             ==========
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